                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We consent to the  incorporation  by reference  in the  Registration
Statements  (Nos.  333-06705,  333-30042  and  333-89096) on Form S-8 and in the
Registration Statement (No. 333-99201) on Form S-3 of our report dated August 8,
2003, except for Notes 5 and 6, as to which the date is August 25, 2003, for the years ended June 30, 2001,  2002 and 2003, and to the addition of our firm under the caption "Experts" in the Prospectus,  insofar as it relates to our report on the financial statements for the three years ended June 30, 2003.

                                             /s/ Margolin Winer & Evens LLP
                                             ----------------------------------
                                             Margolin, Winer & Evens LLP

Garden City, New York
September 26, 2003